UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 2007
Date of Earliest Event Reported: July 12, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Private Placement of Securities

Effective July 12, 2007, ProElite, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated June 29, 2007, with four institutional investors (the “Purchasers”), whereby the Company issued and sold in a private placement 3,214,285 units (the “Units”) for an aggregate purchase price of approximately $22,500,000. Each Unit consisted of one share of the Company’s common stock (“Common Stock”) and one-half of a five-year warrant to purchase one share of Common Stock for $7.00 per share (each whole warrant, an “Investor Warrant”). In addition, the Agreement contemplates that an additional 357,143 units will be purchased by the Purchasers (the "Additional Units"). The Additional Units will consist of 357,143 shares to be sold by certain shareholders of the Company (the "Selling Shareholders") and warrants to purchase an additional 178,571 shares of common stock (the "Additional Warrants") to be issued by the Company. The Company's agreement to issue the Additional Warrants is in consideration of the Selling Shareholders' entering into a lock-up agreement, which terms are described below. The Selling Shareholders may include directors, executive officers, shareholders holding at least 5% of the outstanding shares of common stock of the Company, and their affiliates. The Company also entered into a Registration Rights Agreement with the Purchasers.

Securities Purchase Agreement

The Securities Purchase Agreement contains a number of covenants by the Company that are outlined below in this paragraph. The Company will not file any registration statements on Form S-8, or other registration statements covering securities issued or that may be issued to its employees, directors, consultants or others for services, for a two-year period following July 31, 2007, subject to certain exceptions. The Company also provided the Purchasers with anti-dilution coverage for a period ending on the second anniversary of the effective date of the Registration Statement. Subject to certain exclusions, the anti-dilution coverage provides for the issuance of additional shares of common stock and adjustments to the exercise price of the Investor Warrants if the Company issues additional securities, including convertible securities, options or other rights to acquire securities, that exceed an aggregate of 200,000 shares of Common Stock at a price or exercise price per share of Common Stock less than $7.00 (subject to a floor of $2.00 per share and adjustment for splits, recapitalizations, reorganizations).

Investor Warrants

The Investor Warrants are exercisable at any time and expire June 29, 2012. The exercise price of the Investor Warrants is $7.00 per share (a “Warrant Share” or “Warrant Shares” in the plural), subject to adjustments for stock splits, combinations, stock dividends or distributions, reclassification, conversion, capital reorganization, merger or consolidation. The Investor Warrants contain a provision providing for full anti-dilution coverage on the same terms as provided in the Securities Purchase Agreement for a period ending on the second anniversary of the effective date of the Registration Statement. A holder may also exercise its Investor Warrants at any time by means of a cashless exercise in which the holder shall be entitled to receive shares of common stock for the number of Warrant Shares equal to the appreciation in the Investor Warrants above the exercise price at the time of the exercise. The amount of the appreciation will be determined against a referenced per share price that in no event may exceed $15. The Investor Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Registration Statement with the Securities and Exchange Commission (“SEC”), on or before August 27, 2007. The Registration Statement will cover the resale of: (i) all of the securities underlying the Units and the Selling Shareholder Units, and (ii) any securities not already registered that were issued in connection with the Company’s private placement on October 3, 2006. In the event the Registration Statement is not declared effective by the SEC by the 90th day from the filing of the Registration Statement (a date not later than November 26, 2007), the Company will be required to pay specified liquidated damages to Purchasers and Hunter World Markets, Inc. (“Hunter”). The Company may also be required, under certain circumstances, to pay the Purchasers and Hunter specified liquidated damages if it is unable to maintain the effectiveness of the Registration Statement.

Placement Agent Agreement

Pursuant to a placement agent agreement dated June 25, 2007 (the “Placement Agent Agreement”), Hunter, an NASD member firm, acted as the exclusive placement agent in the private placement on July 12, 2007, and received: (i) a fee of $2,500,000 (ii) warrants to purchase 3,571,428 shares of common stock, which expires on July 31, 2012 (the “Hunter Placement Warrants”), and (iii) subject to certain terms and conditions, the right to prominent signage at three of the Company’s scheduled events per year for a two year period commencing with the first full month following July 31, 2007, subject to certain exceptions. The Hunter Placement Warrants have the same exercise price, cashless exercise feature and full anti-dilution coverage as the Investor Warrants. The Hunter Placement Warrants do not confer upon its holder or holders any voting or other rights as stockholder of the Company. The Company conferred upon Hunter the right to nominate up to two members of the Company’s Board of Directors, including Hunter’s existing designee, and for a period ending on the two-year anniversary of the effective date of the Registration Statement, the right of first refusal for any equity, convertible debt or debt financing entered into by the Company, other than certain financings with strategic investors.  The Company has undertaken to indemnify Hunter for certain claims and liabilities that may arise in connection with the offer and sale of the Units. The Company has also agreed to pay for one or more tombstone ads not to exceed $50,000 and to reimburse Hunter for fees of its counsel subject to a minimum of $25,000. The Company has further covenanted with Hunter to use best efforts as soon as practicable following July 31, 2007, subject to certain exceptions to apply for listing of the Company’s shares for trading on, and diligently attempt to be listed on, the Nasdaq Stock Market or the American Stock Exchange.

Lock-Up Agreements

As a condition to closing under the Placement Agent Agreement, the Company’s officers, directors and principal shareholders, including without limitation, Santa Monica Capital Partners II, LLC and its principals, Showtime Networks, Inc., Lifelogger, LLC, and other persons who may be identified by Hunter, entered into agreements whereby each agreed not to sell any shares owned directly or indirectly by any of them for a period of 18 months from the effectiveness of the Registration Statement.

Amendment to Warrant and Related Agreements with JMBP, Inc. and Mark Burnett

Effective July 16, 2007, the Company entered into an Amendment to Warrant and Related Agreements, dated June 28, 2007, with JMBP, Inc. and Mark Burnett, pursuant to which:

(i)
The agreement between the parties related to a reality TV show and the warrant issued pursuant to such agreement, both dated June 15, 2007, now provides that 1,000,000 shares of Common Stock included in the warrant will not be subject to forfeiture under any circumstances (irrespective of whether or not a license agreement with a broadcaster is entered into);

(ii)
Mr. Burnett will not sell any shares of Common Stock or shares of Common Stock underlying the warrants for a period of 18 months from the effective date of the Registration Statement, under the Investor Rights Agreement, dated June 15, 2007; and

(iii)
The provision regarding the termination of the Investor Rights Agreement if a license agreement with a broadcaster is not entered into within one year after the effective date of the Investor Rights Agreement was removed.

Documents

Copies of the form of Securities Purchase Agreement, the form of the Investor Warrant, the form of Registration Rights Agreement, the Placement Agent Agreement, the Hunter Placement Warrant and the Amendment to Warrant and Related Agreements are filed as exhibits to this Current Report on Form 8-K. The descriptions of these agreements set forth above are outlines of terms and other provisions that do not purport to be complete. Those descriptions are qualified in their entirety by reference to the exhibits accompanying this Report.

ITEM 3.02	Unregistered Sales of Equity Securities.

On July 12, 2007, the Company issued to four institutional investors for an aggregate purchase price of approximately $22,500,000. See Item 1.01 for a description of the transaction which information is incorporated herein by this reference.

The issuances of the securities underlying the Units, the Investor Warrants underlying the Selling Shareholder Units, and the Hunter Placement Warrants are exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as transactions not involving a public offering. The Company did not engage in any general solicitation or general advertising in connection with the offer and sale of any of these securities. Each of the Purchasers represented that it was acquiring the units for investment purposes only and the Company placed appropriate legends and restrictions on transfer on the Units issued.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ProElite, INC.

Date: July 18, 2007	By:	/s/ DOUGLAS DELUCA
Douglas Deluca, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Investor Warrant dated as of June 29, 2007.

4.2	Form of Registration Rights Agreement dated as of June 29, 2007 between ProElite, Inc. and the Purchasers named therein and Hunter World Markets, Inc.

4.3	Warrant issued to Hunter World Markets, Inc. dated as of June 29, 2007.

4.4	Amendment to Warrant and Related Agreements by and between JMBP, Inc., Mark Burnett and ProElite, Inc. dated June 28, 2007.

10.1	Form of Securities Purchase Agreement dated as of June 29, 2007, by and among ProElite, Inc. and the Purchasers named therein.

10.2	Placement Agent Agreement dated as of June 25, 2007 by and between ProElite, Inc. and Hunter World Markets, Inc.